                                                                  EXHIBIT 10 (b)


                                    BESTFOODS

                         1993 STOCK AND PERFORMANCE PLAN

                                 AMENDMENT NO. 6


      THIS INSTRUMENT made this 21st day of July, 1998 by Bestfoods (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Company maintains the Bestfoods 1993 Stock and Performance Plan, effective as of April 22, 1993, and as subsequently amended (the "Plan"); and

      WHEREAS, the Board of Directors is authorized to amend the Plan pursuant to Section 1.9(a) thereof; and

      WHEREAS, the Company desires to amend the Plan to reflect certain administrative changes and to revise the period for exercise of options following a Participant's termination of employment;

      NOW, THEREFORE, the Plan is amended as follows:

      FIRST: The third to last sentence of Section 2.1(a) is revised to read as follows: "If a Replacement Option is granted pursuant to the second preceding sentence and any shares acquired upon exercise of the original Option are disposed of
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                                       2


before the expiration of the holding period (if any) imposed by the Committee for shares received upon exercise of the original Option, such Replacement Option shall be reduced by the lesser of (i) the number of shares so disposed of or (ii) the number of shares otherwise remaining available for exercise under the Replacement Option."

      SECOND: Section 2.3(d) is revised to read as follows:

      "(d) In the event a Participant ceases to be an Employee by reason of (i) his death, (ii) his retirement on an Early Retirement Date, (iii) his retirement on or after his Normal Retirement Date, or (iv) the occurrence of his Disability Date, each of his Options shall remain exercisable for the remainder of the period set forth in each Option, but only to the extent that such Options were exercisable at the date of such termination of employment."

      THIRD: A new Section 2.3(e) is added (and existing Sections 2.3(e) and (f) are relettered as Sections 2.3(f) and (g)) to read as follows:

      "(e) If a Participant ceases to be an Employee for any reason other than those specified in Section 2.3(d), each of his Options shall remain exercisable for a period of ninety days following his termination of employment (which shall be the last day for which he is paid as an Employee by the Company, a Subsidiary or an Affiliate by which he was employed), but only to the extent that such Options were exercisable at the date of such termination of employment and in no event beyond the expiration date of the respective Options; provided, however, that the Company in its sole discretion may determine that such ninety day extension of the exercise period shall not apply in the case of the termination of a Participant's employment for misconduct, in which event the Participant's rights under all Options shall terminate immediately upon the termination of his employment for misconduct. The Committee may determine that all or any portion of a Participant's Options, to the extent that such Options were exercisable at the date of the Participant's termination of employment, shall remain exercisable for a longer period following his termination of employment, designated by the Committee in its sole discretion (either at the time of grant or on or about the date of termination of employment), but not beyond three years or, if earlier, the expiration date of the respective Options."

      FOURTH: The first sentence of Section 2.3(f) (as relettered pursuant to paragraph THIRD above) is replaced by the following sentences: "Each Option shall
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                                       3


be confirmed by an award letter. The Committee may in its sole discretion determine that an Option agreement shall be executed by the Company and the Participant."

      FIFTH: Section 3.2(d) is revised to read as follows: "Each award shall be confirmed by an award letter. The Committee may in its sole discretion determine that a Restricted Stock agreement shall be executed by the Company and the Participant."

      SIXTH: This Amendment is effective as of July 21, 1998, including the effect of Paragraphs SECOND and THIRD on existing Options held by Participants who are Employees on such date.

      IN WITNESS WHEREOF, Bestfoods has caused this Amendment to be executed by its duly authorized officer and its corporate seal to be affixed hereto on the date set forth above.


                                          Bestfoods

                                          By_________________________


ATTEST:




________________
(Corporate Seal)
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                                                                  EXHIBIT 10 (b)


                                    BESTFOODS

                         1993 STOCK AND PERFORMANCE PLAN

                                 AMENDMENT NO. 7


      THIS INSTRUMENT made this 16th day of November, 1999 by Bestfoods (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Company maintains the Bestfoods 1993 Stock and Performance Plan, effective as of April 22, 1993, and as subsequently amended (the "Plan"); and

      WHEREAS, the Board of Directors is authorized to amend the Plan pursuant to Section 1.9(a) thereof; and

      WHEREAS, the Company desires to amend the Plan to reflect a change in the rules governing the exercisability of stock options following cessation of employment by reason of death, disability or retirement;

      NOW, THEREFORE, the Plan is amended as follows:

      FIRST: Section 2.3(d) is revised to read as follows:

      "(d) In the event a Participant ceases to be an Employee by reason of (i) his death, (ii) his retirement on an Early Retirement Date, (iii) his retirement on or after his Normal Retirement Date, or (iv) the occurrence of his Disability Date, each of his Options shall, except as otherwise provided in Section 2.3(a),
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                                       2


      become exercisable at the time or times specified in the applicable award letter and remain exercisable until the expiration date set forth in the applicable award letter."

      SECOND: This Amendment is effective as of November 16, 1999, with respect to Options awarded on and after such date.


      IN WITNESS WHEREOF, Bestfoods has caused this Amendment to be executed by its duly authorized officer and its corporate seal to be affixed hereto on the date set forth above.


                                          Bestfoods


                                          By_________________________


ATTEST:



________________
(Corporate Seal)